                                                                    Exhibit 99.3

                         Indian Village Bancorp, Inc.
                               Stock Order Form
                   ----------------------------------------
                                Indian Village
                                Community Bank
                             South Walnut Street
                                P.O. Box 830
                              Gnadernhutten, OH
                                   44629
                               (740)254-9164

                              Expiration Date for
                              Stock Order Forms:

                                 June   , 1999
                           12:00 Noon, Eastern Time
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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 (1) Number of Shares    Subscription Price  (2) Total Payment Due

                         X  $10.00    =      $
 --------------------                        ---------------------
--------------------------------------------------------------------------------

(3) Employee/Officer/Director Information

[_] Check here if you are a director, officer or employee of Indian Village or a member of such person's immediate family.
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(4) Method of Payment/Check
    Enclosed is a check, bank draft or money order made payable to Indian Village Bancorp, Inc. in the amount of:

    ----------------------------------------

No wire transfers will be accepted
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 (5) Method of Payment/Withdrawal
     The undersigned authorizes withdrawal from the following account(s) at Indian Village Community Bank. There is no penalty for early withdrawal for purposes of this payment.

 --------------------------------------
 Account Number(s)           Withdrawal
                              Amount(s)
 --------------------------------------
                      $
 --------------------------------------
                      $
 --------------------------------------
                      $
 --------------------------------------
  Total Withdrawal    $
       Amount         -----------------
--------------------------------------------------------------------------------

 (6) Purchaser Information

 a. [ ] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Indian December 31,1997. Enter information below for all deposit accounts that you had at Indian Village Community Bank on December 31, 1997.

 b. [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Indian Village Community Bank on March 31, 1999 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Indian Village Community Bank on March 31, 1999.

 c. [ ] Other Member -- Check here if you were a depositor on April 30, or a borrower as of January 20, 1999 of Indian Village Community Bank with loans outstanding as of April 30, and January 20, 1999 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Indian Village Community Bank on April 30, 1999 and/or for all loans you had with Indian Village Community Bank as of April 30, 1999.

 d. [ ] Community--Check here if you are a permanent resident of Tuscarawas County, Ohio.


 ACCOUNT INFORMATION
                                            ---------------------------------
-------------------------------------
 . These account numbers correspond to
  the preprinted account registration
  in the top left hand corner of this       ---------------------------------
  form.
-------------------------------------
                                         ------------------------------------
 . These may not be all of your             Account Title         Account
   qualifying accounts.                  (Names on Accounts)      Number(s)
                                         ------------------------------------
-------------------------------------
 . You must list any account numbers     ------------------------------------
   from other stock order forms you
   have received in the mail and any     ------------------------------------
   other accounts that you have, or
   have had ownership in, at Indian      ------------------------------------
   Village Community Bank.
 ------------------------------------

 . If you do not list all of your
   accounts, you may not receive all
   of the shares that you are eligible
   for.

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 (7) Stock Registration/Form of Stock Ownership

 [_] Individual                         [_] Joint Tenants

 [_] Tenants in Common                  [_] Fiduciary (Under Agreement
                                                Dated ____, 19 )

 [_] Individual Retirement              [_] Corporation or Partnership
     Account (IRA)

 [_] Uniform Transfer to Minors Act     [_] Other ________________
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 (8) Name(s) in which your stock                 Social Security No.
     is to be registered                          or Tax ID No.
     (Please print clearly)
------------------------------------        -----------------------------------


------------------------------------        -----------------------------------


 Name(s) continued                                  County of Residence
------------------------------------        -----------------------------------


------------------------------------        -----------------------------------


 Street Address                                     Telephone (Daytime)
------------------------------------        -----------------------------------

                                             (    )
------------------------------------        -----------------------------------


      City           State  Zip Code                Telephone (Evening)
-------------------  -----  --------        -----------------------------------

                                             (    )
-------------------  -----  --------        -----------------------------------

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 (9) NASD Affiliation
 [_] Check here if you are a member of the National Association of Securities
     Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
--------------------------------------------------------------------------------

 (10) Associate--Acting in Concert
 [_] Check here and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the offering.
--------------------------------------------------------------------------------

 (11) Acknowledgment
      To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Indian Village Community Bank, no later than 12:00 noon, Eastern Time on June , 1999, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Indian Village Community Bank or may be mailed to the address indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
      It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan") of Indian Village Community Bank described in the accompanying Prospectus. If the Plan is not approved by the members of Indian Village Community Bank at a Special Meeting to be held on June , 1999, or any adjournment thereof, all orders will be canceled and funds received as payment, with accrued interest, will be returned promptly.
      The undersigned agrees that after receipt by Indian Village Community Bank, this Stock Order Form may not be modified, withdrawn or canceled without Indian Village Community Bank's consent, and if authorization to withdraw from deposit accounts at Indian Village Community Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
      Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing only for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
      Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Indian Village Community Bank and Indian Village Bancorp, Inc., will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Indian Village Community Bank or Indian Village Bancorp, Inc. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Indian Village Bancorp, Inc.
      A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.


      Signature              Date                   Signature             Date
      ----------------------------                  --------------------------


      ----------------------------                  --------------------------

                                        OFFICE USE

                                                            ----------------
                                                             Date Received

                                        ---------           ----------------
                                         Batch #                 Order #

A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)
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

Item (6)a, b--(continued)

 Account Title (Names         Account     Account Title (Names       Account
     on Accounts)            Number(s)        on Accounts)          Number(s)
------------------------- -------------- ----------------------- ---------------
------------------------- -------------- ----------------------- ---------------
------------------------- -------------- ----------------------- ---------------
------------------------- -------------- ----------------------- ---------------


Item (11)--(continued)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

"Associate" is defined as (i) any corporation or organization (other than Indian Village Community Bank, Indian Village Bancorp, Inc. or a majority-owned subsidiary of Indian Village Community Bank or Indian Village Bancorp, Inc.) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a tax-qualified employee stock benefit plan of Indian Village Community Bank or Indian Village Bancorp, Inc. in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of Indian Village Community Bank or Indian Village Bancorp, Inc. or any of their subsidiaries.



  Name(s) Listed on          Number of
  Other Stock Order           Shares
        Forms                 Ordered
------------------------- --------------

------------------------- --------------

------------------------- --------------

------------------------- --------------


  A valid Stock Order Form must be signed and dated below and on the front of this form.

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                               CERTIFICATION

 I/WE ACKNOWLEDGE THE COMMON STOCK OF INDIAN VILLAGE BANCORP. INC., IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY INDIAN VILLAGE COMMUNITY BANK, INDIAN VILLAGE BANCORP. INC. OR BY THE FEDERAL GOVERNMENT. THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

 If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit
 Insurance Corporation Regional Director,          at       .

 I/We further certify that, before purchasing the common stock, par value of $0.01 per share, of Indian Village Bancorp, Inc., the proposed holding company for Indian Village Community Bank, I/we received a Prospectus dated
 May   , 1999 (the "Prospectus"), which contains disclosure concerning the nature of the common stock being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page 8 of the Prospectus.

    1.  Indian Village's business depends heavily on economic
        conditions within its primary market area and the rural
        nature of the area limits growth prospects ..............    (page 8)
    2.  Indian Village's goal to increase consumer lending may
        hurt both asset quality and net income ..................    (page 8)
    3.  Rising interest rates could hurt Indian Village's
        profits .................................................    (page 8)
    4.  Investment of offering proceeds in debt securities could
        produce low earnings ....................................    (page 8)
    5.  Indian Village's return on equity will be below average
        after conversion because of high capital levels .........    (page 9)
    6.  Implementation of benefit plans will increase future
        compensation expense and may lower Indian Village's net
        income ..................................................    (page 9)
    7.  Year 2000 data processing problems could interrupt and
        hurt Indian Village's operations ........................    (page 9)
    8.  Issuance of shares for benefit programs may lower your
        ownership interest ......................................    (page 9)
    9.  Possible voting control by management and employees may
        make takeover attempts more difficult to achieve ........   (page 10)
   10.  Anti-takeover provisions and statutory provisions could
        make takeover attempts more difficult to achieve ........   (page 10)
   11.  Employment agreements and severance plan could make
        takeover attempts more difficult to achieve .............   (page 10)
   12.  Competition has hurt Indian Village's net interest
        income ..................................................   (page 10)
   13.  Possible limited market for Indian Village Bancorp's
        common stock may lower market price .....................   (page 11)
   14.  Indian Village could hold your subscription funds for an
        extended time period if the conversion is delayed .......   (page 11)
   15.  Banking reform legislation may reduce Indian Village
        Bancorp's and Indian Village's powers ...................   (page 11)

BY EXECUTING THIS CERTIFICATION, INVESTORS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Signature                   Date         Signature                   Date
----------------------------------       -----------------------------------


----------------------------------       -----------------------------------


Name (Please Print)                     Name (Please Print)
----------------------------------       -----------------------------------


----------------------------------       -----------------------------------

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

                              Subscription Rights

                                 Special Notice

  Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. The Bank intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that comes to its attention.

  If you are (or have been already) contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later or to share in any way proceeds upon the sale of the stock, or to transfer your
subscription rights in any other way, please call us immediately at (740)     .

                           THIS IS YOUR PROXY CARD.

     YOU MAY RECEIVE MORE THAN ONE PROXY CARD IN THIS PACKET OF MATERIAL.

                     PLEASE VOTE ALL PROXY CARDS RECEIVED.

                A POSTAGE PRE-PAID ENVELOPE IS INCLUDED IN THIS
                         PACKET FOR YOUR CONVENIENCE.

                                          THANK YOU.

                         Stock Order Form Instructions
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If you decide to subscribe for common stock, you will need to register your common stock in one of the following ways. Please consult this guide when completing items 7 and 8 of your Stock Order Form.
Item 1--
 . Fill in the number of shares that you wish to purchase.
 . The minimum order is 25 shares. The maximum order for any person, including
  Associates of and persons acting in concert with that person, is 15,000 shares.
 . Indian Village Bancorp, Inc. and Indian Village Community Bank have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan or applicable law or (iii) fails to cooperate with attempts to verify information with respect to subscription rights.
 . Failure to properly complete and return this Stock Order Form will result in the loss of subscription rights.

Item 2--
 . Multiply the shares ordered by $10 per share.

Item 3--
 . Check the box if you are a director, officer or employee of Indian Village
  Community Bank or are a member of such person's immediate family.

Item 4--
 . You can pay for shares in cash (if delivered by you) or by check, bank draft or money order made payable to Indian Village Bancorp, Inc.
 . Funds earn interest at the current Indian Village Community Bank. passbook rate until the offering is completed or terminated.
 . Do not mail cash to purchase stock.
 . Wire transfers will not be accepted as payment.

Item 5--
 . If you plan to pay for your order by a withdrawal from a Indian Village
  Community Bank deposit account, list the account number(s) and the amount of withdrawal for each account.
 . Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase.
 . There is no penalty for early withdrawals to use funds on deposit at Indian
  Village Community Bank to pay for stock purchases.
 . In order to use your Indian Village Community Bank IRA to order stock, you
  must call the Stock Information Center before May   , 1999 and complete all
  required paperwork.

Item 6--
 . Please check the appropriate box to tell us when you were a depositor of at least $50.00 at Indian Village Community Bank.
 . The preprinted account numbers correspond to the preprinted name and address at the top of the order form.
 . These may not be all of your qualifying accounts.
 . You must make sure that every account you have ownership in or have had at
  Indian Village Community Bank is listed.
 . If you do not list all of your accounts, you may not receive all of the shares you are eligible for.

Item 7--
 . Please consult the Stock Ownership Guide below for help with these sections.

Item 8--
 . The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your Stock Order Form.

Item 9--
 . Please check the box if you are a member of the NASD or if this item otherwise applies to you.

Item 10--
 . Please check this box if any of your Associates or persons acting in concert with you (as defined on the back of the Stock Order Form) have submitted other orders for shares.

Item 11--
 . Please sign and date the Stock Order Form where indicated and return it to the address appearing on the front of this Stock Order Form.
 . Review the Stock Order Form carefully, including the Acknowledgment, before you sign.
 . An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.
 . If you have any remaining questions, or for assistance in completing your
  Stock Order Form, please call the Stock Information Center at (740).
-------------------------------------------------------------------------------
                            Stock Ownership Guide
------------------------------------------------------------------------------

  If you decide to subscribe for common stock, you will need to register your common stock in one of the following ways. Please consult this guide when completing items 7 and 8 of your stock order form.

Individual
 . Include the first name, middle initial and last name of the shareholder.
 . Avoid the use of two initials.
 . Omit titles such as "Mr." "Mrs." or "Dr."
Joint Tenants
 . Joint Tenant can be used to identify two or more owners.
 . When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant (s) upon the death of any joint tenant.
 . All parties must agree to the transfer or sale of shares held by joint tenants.
 . In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at Indian Village Community Bank.
Tenants in Common
 . Tenants in common may be used to identify two or more owners.
 . When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
 . All parties must agree to the transfer or sale of shares held by tenants in common.
 . In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at Indian Village Commuinity Bank.
Uniform Transfer to Minors
 . Shares may be held in the name of a custodian for a minor under the Uniform
   Transfer to Minors Acts of each state.
 . There may be only one custodian and one minor designated on a stock certificate.
 . Example, shares held by John Doe as custodian for Susan Doe under the Ohio
   Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, OH.
 . Use the minor's social security number.
Fiduciaries
Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
 . The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
 . The date of the document governing the relationship.
 . The name of the maker, donor or testator and the name of the beneficiary.
 . An example of fiduciary ownership in the case of a trust is:
   John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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